Exhibit 4.7
AMENDMENT TO SHAREHOLDERS AGREEMENT
     THIS AMENDMENT TO SHAREHOLDERS AGREEMENT (the “Amendment”) is made as of September 5, 2008, by and among PROFIT STAR LIMITED, an exempted company duly incorporated and validly existing under the Laws of the Cayman Islands (the “Company”), SEQUOIA CAPITAL CHINA II, L.P., a company duly incorporated and validly existing under the Laws of the Cayman Islands (“Sequoia Capital” or the “Investor”), ZHU Qinyi (), SONG Tao (), QU Li (), TANG Yan (), XIA Zhiyi (), JIN Zi (), QU Guoping (), WU Wenjie (), WANG Zhe (), YAN Qing (), ZENG Rui () and SHAO Wanyan (), each a citizen of the PRC (collectively the “Founders” and each, a “Founder”), XPLANE LIMITED, a company duly incorporated and validly existing under the Laws of the British Virgin Islands (the “Founders Holdco”), PUSIDA (BEIJING) TECHNOLOGIES CO., LTD. ( () ), a wholly foreign owned enterprise duly organized and validly existing under the Laws of the PRC (the “WFOE”), HANGZHOU MIJIA TECHNOLOGIES CO., LTD. (), a company organized and existing under the Laws of the PRC (“Mijia”), HANGSHOU SKY NETWORK TECHNOLOGIES CO., LTD. (), a company organized and existing under the Laws of the PRC (“Sky”, together with Mijia, the “Domestic Companies” and each, a “Domestic Company”), Sequoia Capital China Partners Fund II, L.P., a limited partnership duly established and validly existing under the Laws of the Cayman Islands, and Sequoia Capital China Principals Fund II, L.P., a limited partnership duly established and validly existing under the Laws of the Cayman Islands (collectively, the “Transferees”, and each, a “Transferee”). The Company, the Investor, the Founders, the Founders Holdco, the WFOE, the Domestic Companies and the Transferees shall be referred to collectively as the Parties. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Shareholders Agreement (as defined herein).
WHEREAS
A.	On September 5, 2008, Sequoia Capital and each of the Transferees entered into a Instrument of Transfer respectively (the “Instrument of Transfer”), pursuant to which Sequoia Capital agreed to sell, and each Transferee agreed to purchase from Sequoia Capital, a certain amount of Series A Preferred Shares (as defined in the Shareholders Agreement) of the Company owned by Sequoia Capital on the terms provided therein.

B.	On August 2, 2007, the Company, the Investor, the Founders, the Founders Holdco, the WFOE and the Domestic Companies entered into a Shareholders Agreement (the “Shareholders Agreement”) in the form attached hereto as Exhibit A to provide for certain rights and obligations of the parties.

D.	The Company, the Investor, the Founders, the Founders Holdco, the WFOE, the Domestic Companies and the Transferees have agreed to enter into this Amendment to add the Transferee to the Shareholders Agreement as a member.

NOW, THEREFORE, the Parties hereby agree as follows:

1. Addition of New Member. The parties hereby agree to amend the Shareholders Agreement in order to add each Transferee as a member to the Shareholders Agreement for all purposes provided therein.
2. Covenants; Enforceability. Each Transferee hereby ratifies and accedes to the terms of, agrees to be bound by, and assumes all rights and obligations under the terms and conditions of, the Shareholders Agreement, as if the Transferee had been a party to the Shareholders Agreement.
3. Governing Law. This Amendment shall be governed by and construed under the Laws of the State of New York, without regard to principles of conflicts of law there under.
4. Counterparts. This Amendment may be signed in any number of counterparts which together shall form one and the same agreement.
5. Further Assurance. Each Party agrees to take all such further action as may be reasonably necessary to give full effect to this Amendment on its terms and conditions.
6. Headings. The headings used in this Amendment are used for convenience only and are not to be considered in construing or interpreting this Amendment.
7. No further Amendment. Other than as specifically amended hereby, all other provisions of the Shareholders Agreement shall continue in full force and effect.
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EXHIBIT A
SHAREHOLDERS AGREEMENT

     IN WITNESS WHEREOF the parties have executed and delivered this Amendment on the day and year first hereinbefore mentioned.

COMPANY:	PROFIT STAR LIMITED
	By:	/s/ Song Tao
		Name:	Song Tao
		Title:	Director

     IN WITNESS WHEREOF the parties have executed and delivered this Amendment on the day and year first hereinbefore mentioned.

FOUNDERS HOLDCO:	XPLANE LIMITED
	By:	/s/ Song Tao
		Name:	Song Tao
		Title:	Director

     IN WITNESS WHEREOF the parties have executed this Amendment on the day and year first hereinbefore mentioned.

SEQUOIA CAPITAL/TRANSFEREES:	Sequoia Capital China II, L.P. Sequoia Capital China Partners Fund II, L.P. Sequoia Capital China Principals Fund II, L.P.

	By:	Sequoia Capital China Management II, L.P.
A Cayman Islands exempted limited partnership
General Partner of Each

	By:	SC China Holding Limited
A Cayman Islands limited liability company
Its General Partner

	By:	/s/ Jimmy Wong
		Name:	Jimmy Wong
		Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

FOUNDER:	ZHU QINYI ()
	By:	/s/ ZHU QINYI

FOUNDER:	SONG TAO ()
	By:	/s/ SONG TAO

FOUNDER:	OU LI ()
	By:	/s/ OU LI

FOUNDER:	TANG YAN ()
	By:	/s/ TANG YAN

FOUNDER:	XIA ZHIYI ()
	By:	/s/ XIA ZHIYI

FOUNDER:	JIN ZI ()
	By:	/s/ JIN ZI

FOUNDER:	QU GUOPING ()
	By:	/s/ QU GUOPING

FOUNDER:	WU WENJIE ()
	By:	/s/ WU WENJIE

FOUNDER:	WANG ZHE ()
	By:	/s/ WANG ZHE

FOUNDER:	YAN QING ()
	By:	/s/ YAN QING

FOUNDER:	/s/ ZENG RUI ()
	By:	ZENG RUI

FOUNDER:	SHAO WANYAN ()
	By:	/s/ SHAO WANYAN

     IN WITNESS WHEREOF the parties have executed and delivered this Amendment on the day and year first hereinbefore mentioned.

WFOE:	PUSIDA (BEIJING) TECHNOLOGIES CO., LTD. (() )
	By:	/s/ Song Tao
		Name:	Song Tao
		Title:	Legal Representative

     IN WITNESS WHEREOF the parties have executed and delivered this Amendment on the day and year first hereinbefore mentioned.

DOMESTIC COMPANY:	HANGZHOU SKY NETWORK TECHNOLOGIES CO., LTD. ()
	By:	/s/ Song Tao
		Name:	Song Tao
		Title:	Legal Representative

DOMESTIC COMPANY:	HANGZHOU MIJIA TECHNOLOGIES CO., LTD. ()
	By:	/s/ Song Tao
		Name:	Song Tao
		Title:	Legal Representative